Exhibit 99.1

StandardAero announces unaudited preliminary estimated results for the year ended December 31, 2025

SCOTTSDALE, Arizona – January 27, 2026 – StandardAero, Inc. (NYSE: SARO) (“StandardAero” or the “Company”) announced today certain unaudited preliminary estimated results for the year ended December 31, 2025 and the actual reported results from the prior fiscal year.

•	Revenue expected to be between $6,053.0 million and $6,083.0 million

•	Net Income expected to be between $270.0 million and $280.0 million

•	Adjusted EBITDA expected to be between $806.0 million and $812.0 million

•	Cash Flow from Operations expected to be between $310.0 million and $320.0 million

•	Free Cash Flow expected to be between $200.0 million and $210.0 million

The Company will fully disclose and discuss further details on 4Q 2025 and full-year 2025 results, along with its 2026 outlook, next month.

The Company’s financial results for the year ended December 31, 2025 are not yet finalized. The Company has provided ranges rather than specific amounts for year ended December 31, 2025 because its closing procedures for the year-end financial closing process are not yet complete, these results are preliminary and subject to revision, and there is a possibility that its actual results may differ materially from these preliminary estimates. These preliminary estimated results for the year ended December 31, 2025 are derived from its preliminary internal financial records and are subject to revisions based on its procedures and controls associated with the completion of its financial reporting, including all customary reviews and approvals.

The unaudited preliminary estimated financial information presented below has been prepared by, and is the responsibility of, the Company’s management. It is possible that during the completion of the Company’s year-end close and control processes, it may identify items that require material adjustments to the unaudited preliminary estimated financial information presented below and that its actual results may differ materially from these preliminary estimates.

This information should not be considered a substitute for the financial statements for the year ended December 31, 2025, prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), once they become available. Therefore, investors should not place undue reliance on the unaudited preliminary estimated financial information below. The estimates presented below do not purport to indicate the Company’s results of operations for the year ended December 31, 2025 and are not necessarily indicative of any future period and should be read together with the Company’s audited consolidated historical financial statements and the accompanying notes included in its Annual Report on Form 10-K and its unaudited condensed consolidated historical financial statements and the accompanying notes included in its Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise these amounts as a result of new information or otherwise.

Full Year 2025 Estimated Results

The Company estimates that revenue will be between $6,053.0 million and $6,083.0 million for the year ended December 31, 2025, an increase of between $815.8 million, or 15.6%, and $845.8 million, or 16.1%, compared to $5,237.2 million for the prior year.

The Company estimates that net income will be between $270.0 million and $280.0 million for the year ended December 31, 2025, as compared to net income of $11.0 million for the prior year.

The Company estimates that Adjusted EBITDA will be between $806.0 million and $812.0 million for the year ended December 31, 2025, an increase of between $115.5 million, or 16.7%, and $121.5 million, or 17.6%, compared to $690.5 million for the prior year.

The Company estimates that Cash Flow from Operations will be between $310.0 million and $320.0 million for the year ended December 31, 2025, compared to $76.3 million for the prior year. This represents an increase of $233.7 million to $243.7 million.

The Company estimates that Free Cash Flow will be between $200.0 million and $210.0 million for the year ended December 31, 2025, compared to a use of cash of $45.0 million for the prior year. This represents an increase of $245.0 million to $255.0 million.

The following table presents a midpoint reconciliation of net income and net income margin to Adjusted EBITDA and Adjusted EBITDA Margin, respectively:

	Year Ended December 31,
	2025	2024
	(in millions, except percentages)
Net income	$275.0	$11.0
Income tax expense	100.0	70.8
Depreciation and amortization	195.0	188.1
Interest expense	175.0	282.5
Business transformation costs (LEAP and CFM) (1)	25.0	43.2
IPO-related costs	—	26.9
Refinancing costs	—	23.7
Loss on debt extinguishment	—	15.3
Non-cash stock compensation expense	15.0	17.4
Integration costs and severance (2)	5.0	2.8
Acquisition costs (3)	—	1.4
Insurance recovery	(3.0)	—
Loss on disposals	3.0	—
Secondary offering costs	5.0	—
Other (4)	14.0	7.4
Adjusted EBITDA	$809.0	$690.5

Revenue	$6,068.0	$5,237.2

Net income margin	4.5%	0.2%
Adjusted EBITDA Margin	13.3%	13.2%

(1)

Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of the Company’s CFM56 capabilities into Dallas, Texas.

(2)

Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.

(3)	Represents transaction costs incurred in connection with completed acquisitions, including legal and professional fees, debt arrangement fees and other third-party costs.
(4)

Represents other costs not recurring in the ordinary course of business including professional fees related to business transformation and quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, and other non-comparable events to measure operating performance as these events arise outside of the Company’s ordinary course of continuing operations.

The following table presents a midpoint reconciliation of Cash Flow from Operations to Free Cash Flow:

	Year Ended December 31,
	2025	2024
	(in millions)
Cash Flow from Operations	$315.0	$76.3
Purchase of Property, Plant and Equipment	(85.0)	(102.9)
Purchase of Intangible Assets	(30.0)	(20.3)
Proceeds from Disposal of Property, Plant and Equipment	5.0	1.8

	(110.0)	(121.4)

Free Cash Flow	$205.0	$(45.1)

About StandardAero

StandardAero is a leading independent pure-play provider of aerospace engine aftermarket services for fixed- and rotary-wing aircraft, serving the commercial, military and business aviation end markets. StandardAero provides a comprehensive suite of critical, value-added aftermarket solutions, including engine maintenance, repair and overhaul, engine component repair, on-wing and field service support, asset management and engineering solutions. StandardAero is an NYSE listed company under the ticker symbol SARO.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would” and/or the negative of these terms, or other comparable terminology intended to identify statements about the future. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, its unaudited preliminary financial results for the year ended December 31, 2025. Forward-looking statements are inherently subject to risks, uncertainties and assumptions that are difficult to predict or quantify, including the fact that the Company’s actual results for the year ended December 31, 2025 may differ materially from the unaudited preliminary financial results estimates, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s other filings with the SEC. Forward-looking statements speak only as of the date of this press release . The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow. The Company uses these non-GAAP financial measures to evaluate its business operations.

Certain of the non-GAAP financial measures presented in this press release are supplemental measures of the Company’s performance, in the case of Adjusted EBITDA and Adjusted EBITDA Margin, that it believes help investors understand its financial condition and operating results and assess its future prospects. The Company believes that presenting these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to its core operating results and the overall health of the Company. The Company believes that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see its results “through the eyes of management.” The Company further believes that providing this information assists its investors in understanding its operating performance and the methodology used by management to evaluate and measure such performance. The Company also presents Free Cash Flow, which is a liquidity measure, that it believes is useful to investors because it is also used by its management for measuring its operating cash flow, liquidity and allocating resources. The Company believes it is important to measure the free cash flows it has generated from operations, after accounting for routine capital expenditures required to generate those cash flows. When read in conjunction with its GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in its underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in the Company’s industry.

The Company defines Adjusted EBITDA as net income before interest expense, income tax expense (benefit), depreciation and amortization, further adjusted for certain non-cash items that it may record each period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. The Company believes that Adjusted EBITDA and Adjusted EBITDA Margin are important metrics for management and investors as they remove the impact of items that it does not believe are indicative of its core operating results or the overall health of the company and allows for consistent comparison of its operating results over time and relative to its peers. The Company defines Free Cash Flow as cash from operating activities less capital expenditures, which includes purchases of Plant, Property and Equipment and Intangible assets and the proceeds of disposals of these assets.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures included in this press release and should not rely on any single financial measure to evaluate its business.

The Company has presented forward-looking statements regarding Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K. These non-GAAP financial measures are preliminary estimates and subject to risks and uncertainties, including, among others, changes in connection with year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

Media Contact:

Jake Saylor, VP Marketing & Communications

+1 602-209-1029

Jake.saylor@standardaero.com

Investor Contact:

Rama Bondada, VP Investor Relations

+1 480-377-3196

Rama.Bondada@StandardAero.com